Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-272291) (the “Registration Statement”) of our report dated February 20, 2024 relating to the statutory financial statements of The Guardian Insurance & Annuity Company. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 15, 2024